Exhibit a(viii) under Form N-1A
Exhibit 3(i) under Item 601/Reg. S-K

FEDERATED MUNICIPAL SECURITIES INCOME TRUST

Amendment No. 25

DECLARATION OF TRUST

As dated August 6, 1990

This Declaration of Trust is amended as follows:

Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

"Section 5.  Establishment and Designation of Series or Class.  Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Federated California Municipal Income Fund
Class A Shares
Class B Shares
Federated Michigan Intermediate Municipal Trust
Class A Shares
Federated Municipal High Yield Advantage Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated New York Municipal Income Fund
Class A Shares
Class B Shares
Federated North Carolina Municipal Income Fund
Class A Shares
Federated Ohio Municipal Income Fund
Class A Shares
Class F Shares
Federated Pennsylvania Municipal Income Fund
Class A Shares
Class B Shares”

The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 15th day of August, 2008, to become effective on August 15, 2008.

WITNESS the due execution hereof this 15th day of August, 2008.

/s/ John F. Donahue	/s/ Charles F. Mansfield, Jr.
John F. Donahue	Charles F. Mansfield, Jr.

/s/ Thomas G. Bigley	/s/ John E. Murray, Jr.
Thomas G. Bigley	John E. Murray, Jr.

/s/ John T. Conroy, Jr.	/s/ R. James Nicholson
John T. Conroy, Jr.	R. James Nicholson

/s/ Nicholas P. Constantakis	/s/ Thomas M. O’Neill
Nicholas P. Constantakis	Thomas M. O’Neill

/s/ John F. Cunningham	/s/ Marjorie P. Smuts
John F. Cunningham	Marjorie P. Smuts

/s/ J. Christopher Donahue	/s/ John S. Walsh
J. Christopher Donahue	John S. Walsh

/s/ Peter E. Madden	/s/ James F. Will
Peter E. Madden	James F. Will